Exhibit 10.10






                               ALBERTSON'S, INC.

                         2000 DEFERRED COMPENSATION PLAN


                     Established Effective January 1, 2000

                                TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----

ARTICLE I     - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II    - ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE III   - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE IV    - DEFERRED AMOUNTS . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE V     - CREDITING OF DEFERRED AMOUNTS AND VALUATION OF ACCOUNTS  . .5

ARTICLE VI    - COMMENCEMENT OF BENEFITS . . . . . . . . . . . . . . . . . .6

ARTICLE VII   - BENEFICIARY DESIGNATION  . . . . . . . . . . . . . . . . . .9

ARTICLE VIII  - FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IX    - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . .9

ARTICLE X     - FINANCIAL HARDSHIP WITHDRAWALS . . . . . . . . . . . . . . 10

ARTICLE XI    - CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE XII   - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . 12

                               ALBERTSON'S, INC.
                         2000 DEFERRED COMPENSATION PLAN

                     Established Effective January 1, 2000

     Albertson's, Inc., a Delaware corporation (the "Company"), does hereby establish, effective January 1, 2000, the Albertson's, Inc. 2000 Deferred Compensation Plan (the "Plan") as an unfunded deferred compensation arrange-ment for a select group of management or highly compensated employees. The Plan is implemented with the intention that it will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their income at retirement.

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.

     1.1 "Account" means the bookkeeping account on behalf of each Participant, maintained and valued in accordance with Article V.

     1.2 "Base Salary" means, with respect to each Participant, the Participant's annual rate of salary before reduction pursuant to the Plan or any other deferred compensation plan or salary reduction arrangement, but excluding bonuses, option awards or other forms of remuneration not included in the Participant's annual rate of salary.

     1.3 "Beneficiary" or "Beneficiaries" means the person or persons designated under Article VII to receive any benefits in the event of the Participant's death.

     1.4 "Board" means the Board of Directors of the Company.

     1.5 "Bonus" means, with respect to each Participant, a cash bonus (i.e., excluding options and other noncash awards) paid by the Company with respect to the Fiscal Year beginning in the respective Plan Year.

     1.6 "Change in Control" shall mean the occurrence, in a single trans-action or series of transactions after January 1, 2000, or any one of the following events or circumstances: (a) merger, consolidation or reorganization where the beneficial owners of the Voting Securities immediately preceding such merger, consolidation or reorganization beneficially own less than 80% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization, (b) merger, consolidation or reorganization of the Company where 20% or more of the incumbent directors of the Company are changed, (c) acquisition by any person or group, as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding Voting Securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the holders of Voting Securities in substantially the same proportion as their ownership of Voting Securities) of beneficial ownership of 20% or more of the Voting Securities (such amount to include any Voting Securities acquired prior to January 2, 2000), (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (b), (c) or (e) of this paragraph) whose election by the Company's shareholders was approved by a vote of at least two-thirds (b) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (e) approval by the shareholders of the Company of a plan of liquidation or dissolution with respect to the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, that in the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.

     1.7 "Claim" shall mean a request by a Claimant in accordance with Article XI for a benefit under the Plan.

     1.8 "Claimant" means any person who claims to be entitled to a benefit under the Plan.

     1.9 "Committee" means the Grantor Trust Committee appointed by the Board to administer the Plan, or such other administrative committee of not less than three (3) persons that the Board shall designate.

     1.10 "Company" means Albertson's, Inc., a Delaware corporation, or its successor or successors.

     1.11 "Compensation Committee" means the Compensation Committee appointed by the Board to establish and review the annual salaries and bonuses paid to the elected officers and the Executive Vice Presidents of the Company, to establish the bonus policy for all the officers of the Company and to establish stock option plans and grant options pursuant thereto, or such other committee of not less than three (3) persons that the Board shall designate.

     1.12 "Deferral Agreement" means the written participation agreement (substantially in the form attached to this Plan) that shall be entered into by the Employer and a Participant pursuant to Articles III and IV to carry out the Plan with respect to such Participant.

     1.13 "Deferred Amounts" means the portion of each Participant's Base Salary and/or Bonus deferred each Plan Year pursuant to a Deferral Agreement executed by the Participant.

     1.14 "Effective Date" means January 1, 2000.

     1.15 "Eligible Employee" means any employee of the Employer who (i)(a) holds a position of Vice President or above or is in the Company's Salary Administration Program and (b) has a Base Salary (determined as of the first day of each Plan Year and unaffected by any changes during the Plan Year) of $77,873 or more (as indexed pursuant to the Salary Schedule Adjustment), or (ii) satisfies such other criteria as may be established by the Committee. An employee shall cease to be an Eligible Employee if the employee does not receive his Base Salary for four (4) or more consecutive weeks.

     1.16 "Employer" means the Company and any of its Subsidiaries.

     1.17 "Fiscal Year" means the fiscal year of the Company.

     1.18 "Grantor Trust Committee" means that committee created by the Board pursuant to resolutions adopted on August 29, 1988, to administer and amend certain Company deferred compensation plans and trusts.

     1.19 "Investment Options" means the securities or funds identified by the Committee from time to time as the investments available as to the growth measurement mechanism for Accounts under the Plan.

     1.20 "Minimum Deferral" means five percent (5%) of the Participant's Base Salary and, if the Participant elects to defer a portion of his or her Bonus, five percent (5%) of the Participant's Bonus.

     1.21 "Moody's Rate" means the "corporate bond yield average" with respect to "average corporations" for the preceding calendar month, as determined from the Moody's Bond Record published by Moody's Investors Service, Inc.

     1.22  "Participant"  shall have the  meaning  provided  under  Section  3.3 hereof.

     1.23 "Plan" means this Albertson's, Inc. 2000 Deferred Compensation Plan, as it may be amended from time to time.

     1.24 "Plan Year" means the 12-month period beginning on the Effective Date and ending on December 31, 2000 and each 12-month period thereafter.

     1.25 "Rate of Return" means the amount credited monthly to a Partici-pant's Account under Article V. Except as provided in Section 6.4(a), such rate shall be determined by the Committee based upon the net performance of the Investment Options selected by the Participant pursuant to Section 5.2.

     1.26 "Retirement" means termination of employment with the Employer, for reasons other than death, on or after the later of (i) the date the Participant attains age 55, and (ii) completion of five (5) "years of service" (as defined in the Albertson's Savings & Retirement Estates (ASRE)) with the Employer.

     1.27 "Salary Administration Program" means the program established by the Company for the administration of the salaries of employees of the Company, excluding any arrangement established pursuant to a collective bargaining agreement.

     1.28 "Salary Schedule Adjustment" means the annual percentage adjustment to the medians of the pay grades (i.e., salaried grades) of the Company's Salary Administration Program.

     1.29 "Subsidiary" means any corporation, partnership, limited liability company, venture or other entity in which the Company has, directly or indirectly, at least a 50% ownership interest.

     1.30 "Total Disability" means the complete inability of the Eligible Employee to perform any and every duty of his or her regular occupation.

     1.31 "Voting Securities" means securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization of the Company.

                                   ARTICLE II
                                 ADMINISTRATION

     2.1 The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to make any other determinations that it believes necessary or advisable for the administration of the Plan and to delegate such administrative powers and duties as it shall determine. All decisions of the Committee shall be by a vote of the majority of its members and shall be final and binding unless the Board shall determine otherwise. Members of the Committee who are Eligible Employees shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member as a Participant.

     2.2 The Employer shall indemnify and hold harmless the members of the Committee and their delegates against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE III
                                  PARTICIPATION

     3.1 By such date as the Committee shall determine, but not later than the December 31 immediately preceding the first day of any Plan Year, the Committee shall permit any employee who is, or who the Committee reasonably anticipates will be on the first day of such Plan Year, an Eligible Employee to elect to defer compensation effective as of the first day of such Plan Year by filing a completed and executed Deferral Agreement with the Committee; provided, however, that if the employee fails to qualify as an Eligible Employee on the first day of such Plan Year, such election shall be void. If at any time during the Plan Year any Participant ceases to be an Eligible Employee, the compensation deferrals of such Participant shall cease as of such date, and any amounts deferred during such Plan Year after the date of such cessation of eligibility shall be returned to the Participant as soon as practicable thereafter.

     3.2 For each Fiscal Year, the Compensation Committee shall determine if an Eligible Employee who is also a "covered employee" as that term is defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") would receive total remuneration, including bonus, for that Fiscal Year in excess of the maximum amount allowed as a deduction by the Company from income taxes pursuant to the provisions of Section 162(m) and shall (notwithstanding the limitation on deferrals set forth in Section 4.2(a)) defer to the Account of such Eligible Employee that portion of the bonus which would otherwise be paid to the Eligible Employee which, in the judgment of the Compensation Committee, would not be deductible by the Company pursuant to the provisions of Section 162(m). The Compensation Committee shall designate one of its members to file with the Committee a Deferral Agreement for the portion of bonus to be deferred.

     3.3 If an Eligible Employee or Participant elects not to defer compensation in any Plan Year, or ceases, pursuant to Section 3.1, to be an Eligible Employee during any Plan Year, such Participant will not be permitted to defer compensation under the Plan until the first day of the immediately succeeding Plan Year, if eligible on such date.

     3.4 An Eligible Employee shall become a Participant in the Plan as of the date he or she first commences participation in the Plan and shall remain a Participant until the earlier of the Participant's death or the complete distribution of the Participant's Account.

     3.5 Notwithstanding anything in the Plan to the contrary, the Committee shall be authorized to take such steps as may be necessary to ensure that the Plan is and remains at all times an unfunded deferred compensation arrangement for a select group of management or highly compensated employees, within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, or such other successor or applicable laws.

                                   ARTICLE IV
                                DEFERRED AMOUNTS

     4.1 An Eligible Employee electing to defer  compensation in accordance with
Article III shall have the right to determine his or her Deferred Amounts for each Plan Year, subject to the limitations set forth in this Article IV. Such Deferred Amounts shall reduce the amount of the Participant's Base Salary and/or Bonus that is to be paid to the Participant in the Plan Year of reference.

     4.2 (a) By such date as the Committee shall determine, but not later than the December 31 immediately preceding the first day of each Plan Year, an Eligible Employee may elect to defer a percentage of his or her Base Salary and Bonus for such Plan Year; provided, however, that the amount deferred may not be less than the Minimum Deferral and may not exceed 50% of the Participant's Base Salary nor 50% of the Participant's Bonus.

         (b) Each validly executed and timely filed Deferral Agreement shall be effective for the first Plan Year for which it is timely filed and for each succeeding Plan Year, until (i) modified or revoked by a subsequently timely filed, validly executed Deferral Agreement applicable to any such succeeding Plan Year, (ii) the Participant's eligibility ceases or (iii) the Participant terminates employment with the Employer for any reason. Any Eligible Employee who fails to have on file with the Committee with respect to any Plan Year a timely filed, validly executed Deferral Agreement shall not defer compensation under the Plan in such Plan Year.

          (c) Except as provided in Articles VI and X, each validly executed Deferral Agreement filed with the Committee may not be terminated or modified by the Participant until the first day of the succeeding Plan Year by timely filing with the Committee prior to such date a validly executed Deferral Agreement.

     4.3 Subject to Sections 5.2 and 6.4(e), the Participant shall at all times be 100% vested in his or her Account.


                                    ARTICLE V
            CREDITING OF DEFERRED AMOUNTS AND VALUATION OF ACCOUNTS

     5.1 The Committee shall establish and maintain a separate bookkeeping Account on behalf of each Participant. The value of an Account as of any date shall equal the credits for Deferred Amounts elected by the Participants, adjusted for the Rate of Return pursuant to this Article V, through the day preceding such date and less all payments made by the Employer to the Participant or his/her Beneficiary through the day preceding such date.

     5.2 Unless otherwise delegated, the Committee shall (a) determine the Investment Options available as the measurement mechanism for the Rate of Return on Accounts under the Plan and (b) establish procedures for the manner and extent to which elections may be made, the method of valuing the Accounts and the various Investment Options and the method of crediting the Accounts with the Rate of Return, including making other adjustments as a result of dividend equivalents, interest equivalents or other earnings or return on such Accounts. The selection of the Moody's Rate as an Investment Option shall be limited as follows:

             (i) Eligible Employees holding a position of Group Vice President or above may select the Moody's Rate as the Investment Option for up to 100% of their Deferred Amount for a Plan Year.

             (ii) Eligible Employees not described in subparagraph (i) above, holding the position of Vice President may select the Moody's Rate as the Investment Option for up to 15% of their Base Salary and Bonus for a Plan Year.

             (iii) Eligible Employees not described in subparagraphs (i) or (ii) above are not permitted to select the Moody's Rate as an Investment Option.

     5.3 To the extent an Eligible Employee selects the Moody's Rate as the Investment Option for his or her Account, the following provisions shall apply:

          (a) Each month, during the Participant's employment with the Employer, the balance of such Participant's Account shall be credited with a Rate of Return at the Moody's Rate plus 3%; provided, however, that if benefits first become distributable pursuant to Section 6.3, the Rate of Return for the period commencing on the Participant's first day of participation in the Plan until his or her date of termination of employment, shall be the Moody's Rate; and, provided further, notwithstanding the foregoing, that upon and after the occurrence of a Change in Control, the Rate of Return for such Participant, if employed by the Employer on the date of such occurrence, shall be the Moody's Rate plus 3%;

          (b) Each month, commencing on the first day the Participant ceases to be employed by the Employer and continuing until the earlier of the Participant's reemployment with the Employer or the complete distribution of the Participant's Account, the balance of the Participant's Account shall be credited with a Rate of Return equal to the Moody's Rate plus 3%; provided, however, that if benefits first become distributable pursuant to
     Section 6.3, shall be equal to the Moody's Rate: and, provided further, notwithstanding the foregoing, that upon and after the occurrence of a Change in Control, the Rate of Return for such Participant, if employed by the Employer on the date of such occurrence, shall be the Moody's Rate plus 3%.

          (c) For purpose of this Section 5.3, the Rate of Return for the current month shall be the appropriate Moody's Rate specified therein taken to the one-twelfth power so that when calculated for 12 months, the effective annual interest credit shall be equal to the annual rate used to determine the applicable Moody's Rate specified therein. The formula for such calculation is:

               12 1 + i                           - 1

     where "i" is the applicable Moody's Rate specified in Sections 5.2 and 5.3.

          (d) The selection of the Moody's Rate as the Investment Option for Deferred Amounts is irrevocable with respect to those Deferred Amounts and earnings thereon.

     5.4 The Company shall not be required to purchase, hold or dispose of any securities representing the Investment Options designated by a Participant. Participants shall not have any voting rights or any other ownership rights with respect to the Investment Options in which their Accounts are deemed invested.

     5.5 The Account shall be valued by the Committee as of each December 31. The Account may also be valued by the Committee as of any other date as the Committee may authorize for the purpose of determining the Account for payment of benefits, or any other reason the Committee deems appropriate.

     5.6 The Committee shall submit to each Participant periodic statements, at least annually, in such form as the Committee deems desirable, setting forth the balance standing to the credit of each Participant in his/her Account.

                                   ARTICLE VI
                            COMMENCEMENT OF BENEFITS

     6.1 In the event of a Participant's Retirement, the amount credited to such Participant's Account shall be distributed to such Participant in the form(s) provided under this Article VI commencing as soon as administratively practicable, but effective as of the first day of the month immediately following the later of (a) the date of such Retirement, or (b) the date specified in the Participant's Deferral Agreement which can in no event be later than the Participant's 65th birthday.

     6.2 In the event of a Participant's death prior to the complete distribution of his or her Account, the balance of such Participant's Account shall be distributed to such Participant's Beneficiary in the form(s) provided under Section 6.4(c) commencing as soon as administratively practicable fol-lowing such death, but effective as of the first day of the month immediately following the date of such Participant's death.

     6.3 In the event any Participant terminates employment with the Employer prior to Retirement, for any reason other than death, the amount credited to such Participant's Account shall be distributed to such Participant in the form(s) provided for under this Article VI commencing as soon as administratively practicable, effective as of the first day of the month immediately following the later of (a) his or her date of termination, or (b) the date specified in the Participant's Deferral Agreement which can in no event be later than the Participant's 65th birthday. A Participant may elect in his or her Deferral Agreement to have the distribution of his or her Account commence effective as of the first day of the month following the determination that the Participant has suffered a Total Disability; provided that distribution of the Participant's Account has not already commenced.

     6.4 (a) Except as otherwise provided in this Section 6.4, the amount credited to a Participant's Account shall be paid in one or more of the following forms: (i) a single lump sum, (ii) 60 approximately equal monthly installments, (iii) 120 approximately equal monthly installments or (iv) 180 approximately equal monthly installments, as the Participant shall elect in any Deferral Agreement; provided, however, that in the absence of such election in any Deferral Agreement, the respective amounts credited to the Participant's Account shall be payable in 120 approximately equal monthly installments. If installment payments are elected, the Account shall be amortized with an assumed Rate of Return of six percent (6%) unless the Participant selects, and the Committee approves, an alternative assumed Rate of Return. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by amortizing the Participant's Account balance as of the preceding December 31 over the remainder of the installment period, using the assumed Rate of Return which was fixed under the preceding sentence at the time installment payments were elected. The Participant shall not be entitled to select a different form of distribution with respect to amounts credited to the Participant Account in each Plan Year. Instead, the distribution form(s) selected by the Participant shall apply to the entire balance of the Participant's Account. The Participant may modify the form(s) of distribution selected by the Participant's; provided that such modification is made on a validly executed and timely filed Deferral Agreement at least 12 months prior to the date on which any distributions of the Participant's Account shall have commenced.

     (b) In the event the amounts credited to the Participant's Account become payable pursuant to Section 6.3 prior to a Change in Control, the amounts credited to such Participant's Account shall be distributed in 60 approximately equal monthly installments without regard to paragraph (a) of this Section 6.4.

     (c) In the event of the Participant's death prior to the complete distribution of his or her Account pursuant to Section 6.4(b), the balance of the Participant's Account shall be paid to the Participant's

     Beneficiary over the remainder of the period provided in Section 6.4(b). In the event of the Participant's death prior to the complete distribution of his or her Account other than in accordance with Section 6.4(b), the balance of the Participant's Account shall be paid to the Participant's Beneficiary in accordance with the form(s) elected by the Participant; provided, however, that prior to the commencement of benefits to such Beneficiary, upon written application to the Committee no later than 60 days following notification to the Beneficiary of his or her entitlement to benefits under the Plan, such Beneficiary may request that the Committee approve an alternative single form of distribution that would apply to the balance of the Participant's Account. The Committee, after considering all the facts and circumstances that it deems relevant (including, for example, the effect of such alternative form of distribution on the finances of the Company and the financial needs of the Beneficiary), shall determine in its sole discretion whether to permit the alternative form of distribution. In the event of the death of the Participant's last Beneficiary prior to the complete distribution of the Participant's Account, the balance of the Participant's Account shall be paid in a single lump sum to the deceased Beneficiary's estate.

             (d) Notwithstanding anything in this Section 6.4 to the contrary, in the event that the value of a Participant's Account does not exceed $30,000, as of the date benefits first become distributable, the Committee shall cause such Participant's Account to be distributed in a single lump sum payment.

             (e) Notwithstanding anything in the Plan to the contrary, benefits shall not be paid to a Participant who is a "covered employee" as that term is defined in Section 162(m) until the Participant is no longer a "covered employee".

     6.5 Notwithstanding anything in this Article VI to the contrary, benefit payments under the Plan shall cease as of the first day the Participant returns to employment with the Employer. Upon such return to employment, the Participant shall, if eligible, be permitted to defer salary, as provided in Article III; provided, however, that, with respect to any such reemployed Participant whose Account prior to such reemployment was being credited with a Rate of Return under Sections 5.3 at the Moody's Rate, such reemployment shall not be effective to increase to the Moody's Rate plus 3% Rate of Return to be credited to the Participant's Account with respect to amounts deferred prior to such reemployment.

     6.6 If the Participant or the Participant's Beneficiary is entitled to receive any benefits hereunder and is in his or her minority, or is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.

     6.7 After all benefits have been distributed in full to the Participant or to the Participant's Beneficiary, all liability under the Plan to such Participant or to his or her Beneficiary shall cease.

     6.8 No benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by the Participant or Beneficiary, and any such action shall be void for all purposes. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of the Participant or Beneficiary, nor shall it be subject to attachments or other legal process for or against the Participant or Beneficiary, except to such extent as may be required by law.

     6.9 To the extent required by law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

                                   ARTICLE VII
                             BENEFICIARY DESIGNATION

     7.1 The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his or her death and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation. The spouse of a Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse. If no Beneficiary shall be designated by the Participant, or if his or her Beneficiary designation is revoked by marriage, divorce or otherwise without execution of another designation, or if the designated Beneficiary or Bene-ficiaries shall not survive the Participant, payment of the Participant's
Account shall be made to the Participant's estate in a single lump sum pay-ment. Notwithstanding any provision of this Plan to the contrary, any Bene-ficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee.

                                  ARTICLE VIII
                                     FUNDING

     8.1 All benefits hereunder are intended to be in the form of an unfunded obligation of the Employer.

     8.2 Nothing contained herein shall create any obligation on the part of the Employer to set aside or earmark any monies or other assets specifically for payments under the Plan. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any fund for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, for purposes of the Plan, the general unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

     8.3 If a Participant or Beneficiary becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation or other such liability representing an amount owing to the Employer, then the Employer may offset such amount owing it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

     9.1 The Board, the Committee or their duly authorized delegates may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease the benefits or rights of any Participant theretofore accrued. Written notice of such amendment shall be given to each Participant.

     9.2 The Board may at any time terminate the Plan. Upon any termination of the Plan under this Section 9.2, each Participant shall cease to make deferrals under the Plan, and all amounts shall prospectively cease to be deferred for such Plan Year. Benefits payable under the Plan shall be paid at such times and pursuant to such terms and conditions as were effective immediately prior to the termination of the Plan.

                                    ARTICLE X
                         FINANCIAL HARDSHIP WITHDRAWALS

     10.1 Subject to the provisions set forth herein, a Participant may withdraw up to 100% of his or her Account as necessary to satisfy immediate and heavy financial needs of the Participant which the Participant is unable to meet from any other resource reasonably available to such Participant. The amount of such hardship withdrawal may not exceed the amount required to meet such need.

     10.2 (a) Upon written application, the Committee, in its sole discretion, may grant a withdrawal to the Participant for any of the following unforeseen financial hardships:

               (i) unusual medical expenses incurred by the Participant for the Participant or his or her dependents;

               (ii) special health requirements of the Participant or his or her dependents; or

               (iii) any other situation which the Committee shall deem to constitute financial hardship.

          (b) The Participant shall be required to furnish evidence of purpose and need to the Committee on forms prescribed by the Committee.

     10.3 The Rate of Return credited to the Participant's Account under Section 5.2, for purposes of determining the Participant's Account under this Article X only, shall be determined as if the Participant had terminated employment with the Employer as of the date of the relevant hardship withdrawal distribution made hereunder.

     10.4 Notwithstanding any other provision of the Plan to the contrary, upon written application of the Participant, the Committee may, in the case of financial hardship, authorize the cessation of deferrals by the Participant.

                                   ARTICLE XI
                                CLAIMS PROCEDURE

     11.1 Each Claimant shall have the right to submit a Claim with respect to a benefit sought hereunder. Written notice of any Claim hereunder must be given to the Committee either personally or by certified or registered mail, return receipt requested, at the following address:

                     Albertson's, Inc.
                          Attn: Grantor Trust Committee
                     c/o Corporate Secretary
                     250 Parkcenter Blvd.
                     P.O. Box 20
                     Boise, Idaho  83726

Such Claim shall state with particularity:

          (a) The benefit claimed; and

          (b) All facts believed to be relevant in connection with such Claim.

     11.2 Upon receipt of a Claim hereunder, the Committee shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant. In the event the Committee denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to him or her personally or by mail, and shall set forth the following in a manner reasonably calculated to be understood by the Claimant:

          (a) The reason or reasons for rejection of the Claim;

          (b) The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination;

          (c) A description of any additional information needed from the Claimant in order for him or her to perfect his or her Claim and an explanation of why such information is necessary; and

          (d) A statement outlining the Appellate Review Procedure as set forth in Section 11.3.

The failure of the Committee to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Committee of the Claim.

     11.3 Where a Claim has been or is deemed denied, the Claimant shall have the right within 60 days after the date he or she receives or is deemed to have been given notice that his or her Claim has been rejected, in whole or in part, to an Appellate Review Procedure as set forth herein. Such procedure shall enable the Claimant to appeal from an adverse decision by delivering a written request for an appeal to the Committee either personally or by certified or registered mail, return receipt requested. Such request shall set forth the reasons why the Claimant believes the decision rejecting his or her Claim is erroneous and shall be signed by the Claimant under oath. Within 30 days after such request is received, the Committee may conduct a review of the Claim at a hearing at which the Committee may invite the Claimant to present his or her views with respect to the merits of the Claim. Whether or not a hearing is held, the Claimant may submit issues and comments in writing to the Committee for consideration at the hearing and may review pertinent documents. A decision with respect to the merits of the Claim shall be rendered by the Committee not later than 60 days after the delivery of the written request for an appeal hereunder unless special circumstances (such as holding a hearing) require an extension of time for processing, and then no later than 120 days after receipt of the request.

     The Appellate Review decision shall include specific reasons believed to support such decision, including specific references to provisions of the Plan and of law, shall be written in a manner reasonably calculated to be under-stood by the Claimant and shall be delivered to the Claimant personally or by mail.

     11.4 No action shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, until the Claimant shall first have exhausted the Claims Procedure available to him or her hereunder, provided that such Claimant would not have been irreparably and materially harmed by any delay occasioned by this Claims Procedure. Insofar as the same is not inconsistent with regulations promulgated under Section 503 of ERISA, relating to claims procedures, any Claim under this Claims Procedure must be submitted within three

(3) months from the earlier of (a) the date on which the Claimant learned of facts sufficient to enable him or her to formulate such Claim, or (b) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such Claim. Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable. No statute of limitations set forth under either Section 413 of ERISA, or any other applicable provision of law, shall be deemed to be extended in any way by the period of limitations set forth herein with respect to this Claims Procedure.

     11.5 All references in this Article XI to Claimant shall include representatives who are duly authorized as such, in writing, which authoriza-tion shall have been delivered to the Committee at some stage of the Claims Procedure. After such written authorization is delivered, copies of all sub-sequent communications with the Claimant and decisions with respect to the Claim, for which such authorization has been provided, shall be delivered to the authorized representative, as well as to the Claimant.


                                   ARTICLE XII
                               GENERAL PROVISIONS

     12.1 Neither the establishment of the Plan, nor any modification thereof, nor the creation of an Account, nor the payment of any benefits shall be construed

             (a) as giving the Participant, Beneficiary or any other person, any legal or equitable right against the Employer unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Employer in accordance with the terms and provisions of the Plan, or

             (b) as giving the Participant the right to be retained in the service of the Employer, and the Participant shall remain subject to discharge to the same extent as if the Plan had never been established.

     12.2 A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan.

     12.3 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     12.4 Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Corporate Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or receipt for registration or certification.

     12.5 The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Idaho, except to the extent Idaho law is preempted by federal law, including, but not limited to, ERISA. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning or the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

     12.6 Nothing contained herein shall preclude the Employer from merging into or with, or being acquired by, another business entity.

     12.7 The liabilities under the Plan shall be binding upon any successor or assign of the Employer and any purchaser of the Employer or substantially all of the assets of the Employer, and the Plan shall continue in full force and effect.

     12.8 The titles of the Articles in the Plan are for convenience of reference only, and, in the event of any conflict, the text rather than such titles shall control.

     IN WITNESS WHEREOF, the Company has caused its officers, duly authorized by its Board of Directors, to execute the Plan this 1st day of December, 1999.


                                    ALBERTSON'S, INC.
ATTEST:


/s/  Kaye L. O'Riordan              By    /s/  Thomas R. Saldin
----------------------                 ---------------------------------------
                                    Its   Executive Vice President
                                          and General Counsel
                                       ---------------------------------------